                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                August 10, 1998



                        HEURISTIC DEVELOPMENT GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as specified in Charter)




        Delaware                   0-29044                   95-4491750
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     (State or other          (Commission                   (IRS Employer
     jurisdiction of          File Number)                  Identification
     incorporation)                                         Number)



     1219 Mourningside Drive, Suite 102, Manhattan Beach, California  90266
     -----------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)


                                (310)  546-1065
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              (Registrant's telephone number, including area code)

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS


     On August 10, 1998, Heuristic Development Group, Inc., a Delaware corporation ("HDG"), entered into a letter of intent (the "Letter of Intent") with Autoskill Inc., a California corporation ("Autoskill"), a copy of which is attached hereto as EXHIBIT 99.1 and incorporated herein by reference. The Letter of Intent provides for the merger of Autoskill with HDG (the "Transaction"). Under the Transaction HDG would acquire Autoskill for $2.2 million in cash, 500,000 shares of HDG common stock and three series of HDG preferred stock, which could under certain circumstances be convertible into an aggregate of 4,250,000 shares of HDG common stock. The Transaction is expected to close in the fourth quarter of 1998, subject to the negotiation of definitive agreements and the satisfaction of certain conditions, including obtaining the approval of HDG's stockholders and an opinion from an investment banking firm satisfactory to HDG that the Transaction is fair to HDG's stockholders. The foregoing description of the Transaction is subject to the terms and conditions set forth in the Letter of Intent.

     On August 11, 1998, HDG issued a press release announcing that it had entered into the Letter of Intent and authorized a program to repurchase up to 200,000 shares of its common stock. A copy of such press release is attached hereto as EXHIBIT 99.2 and incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following Exhibits are filed herewith as part of this current Report:


     Exhibit                       Description of Document
     -------                       -----------------------
     99.1           Letter of Intent, dated August 10, 1998, between HDG and
                    Autoskill

     99.2           Press Release, dated August 11, 1998



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEURISTIC DEVELOPMENT GROUP, INC.



August 13, 1998                        By:  /s/
---------------                           --------------------------------
   (Date)                                     Theodore Lanes
                                              Chief Financial Officer


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